AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOBLE MIDSTREAM PARTNERS LP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4932	47-3011449
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John F. Bookout, IV

Chief Financial Officer

1001 Noble Energy Way

Houston, Texas 77070

(281) 872-3100

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

G. Michael O’Leary George Vlahakos Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200	Douglas E. McWilliams Julian J. Seiguer Vinson & Elkins L.L.P. 1001 Fannin St., Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-207560

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common units representing limited partner interests	$21,562,500	$2,172

(1)	Includes common units issuable upon the exercise of the underwriters’ option to purchase additional common units. The registrant previously registered common units with a proposed maximum aggregate offering price of $301,875,000 on Form S-1 (File No. 333-207560) (as amended, the “Initial Registration Statement”), which Initial Registration Statement was declared effective by the Securities and Exchange Commission on September 14, 2016. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, and certain interpretations of the Securities and Exchange Commission with respect thereto, the additional $21,562,500 proposed maximum aggregate offering price, which is no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement, is hereby registered.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(3)	The registrant has previously paid $30,399 for the registration of $301,875,000 of proposed maximum aggregate offering price in the filing of Amendment No. 2 to the Initial Registration Statement on November 12, 2015 (File No. 333-207560).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement relates to the registrant’s Registration Statement on Form S-1 (Registration No. 333-207560) filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2015, as amended, which was declared effective by the Commission on September 14, 2016 (as amended, the “Prior Registration Statement”) and is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into, and shall be deemed a part of, this registration statement.

This Registration Statement is being filed pursuant to Rule 462(b) to increase the dollar amount of common units registered under the Prior Registration Statement by $21,562,500, including common units subject to the underwriters’ 30-day option to purchase additional common units.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

Part II

Information Not Required in Prospectus

Item 16. Exhibits

The following documents are filed as exhibits to this registration statement:

Exhibit number	Description

5.1	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

8.1	Opinion of Andrews Kurth LLP relating to tax matters

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)

23.4	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-207560) filed with the Securities and Exchange Commission on October 22, 2015 and September 6, 2016 and incorporated by reference herein)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 14, 2016.

NOBLE MIDSTREAM PARTNERS LP

By:	Noble Midstream GP LLC,
its general partner

By:	/s/ Terry R. Gerhart
Terry R. Gerhart
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on September 14, 2016.

/s/ Terry R. Gerhart Terry R. Gerhart	Chief Executive Officer and Director (Principal Executive Officer)

* John F. Bookout, IV	Chief Financial Officer (Principal Financial Officer)

* Thomas W. Christensen	Chief Accounting Officer (Principal Accounting Officer)

* Kenneth M. Fisher	Chairman of the Board of Directors

* Charles J. Rimer	Director

* Gary W. Willingham	Director

* Terry R. Gerhart hereby signs this Registration Statement on behalf of the indicated persons for whom he is attorney-in-fact on September 14, 2016, pursuant to powers of attorney previously included with the Registration Statement on Form S-1 (File No. 333-207560) of Noble Midstream Partners LP filed on October 22, 2015 and September 6, 2016 with the Securities and Exchange Commission.

By:	/s/ Terry R. Gerhart
Terry R. Gerhart Attorney-in-fact

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Exhibit Index

Exhibit number	Description

5.1	Opinion of Andrews Kurth LLP as to the legality of the securities being registered

8.1	Opinion of Andrews Kurth LLP relating to tax matters

23.1	Consent of KPMG LLP

23.2	Consent of KPMG LLP

23.3	Consent of Andrews Kurth LLP (contained in Exhibit 5.1)

23.4	Consent of Andrews Kurth LLP (contained in Exhibit 8.1)

24.1	Powers of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-207560) filed with the Securities and Exchange Commission on October 22, 2015 and September 6, 2016 and incorporated by reference herein)

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